SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 1998



                  CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)



New York           0-13888          16-3703-8
(State or Other  (Commission     (IRS Employer
Jurisdiction of  File Number)    Identification No.)
Incorporation)




One Chemung Canal Plaza, Elmira, New York           14902


(Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number,including area code(607)737-3711

(Former Name or Former Address, if Changed Since Last Report)











Item 5.    Other Events

          On May 13, 1998 the Registrant's Board of Directors approved a resolution authorizing a stock dividend of one share of common stock of the Registrant, par value $0.01 per share, to be paid on each issued share of such common stock. The stock dividend shall be payable on June 1, 1998 to stockholders of record as of the close of business on May 14, 1998.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits:

     (99) Attached to this Form 8-K as Exhibit A and incorporated by reference to Item 7(c) is a Press
     Release dated May 13, 1998 announcing the stock dividend among other things.

                            FORM 8-K


                         CURRENT REPORT

                            ITEM 7(c)

                          EXHIBIT INDEX


                  CHEMUNG FINANCIAL CORPORATION

                        ELMIRA, NEW YORK

   ___________________________________________________________


                                      PAGE NUMBER WHERE
                   SEQUENTIALLY        INCORPORATED BY
EXHIBIT            NUMBERED PAGE          REFERENCE
A- Press Release         4                      2






                          PRESS RELEASE

                 For Release May 13th @ 9:30 PM

                          May 13, 1998


   CHEMUNG FINANCIAL BOARD INCREASES DIVIDEND, VOTES 2-1 SPLIT

The Board of Directors of Chemung Financial Corporation today voted to increase its quarterly dividend by 9.7% and also voted a 2-1 split payable in the form of a 100 percent stock dividend payable June 1, 1998 to stockholders of record on May 14, 1998. The split was subject to approval of an increase in the number of authorized shares by Chemung Financial's shareholders at their annual meeting later in the day.

Assuming shareholder approval of the increase in authorized shares the new quarterly dividend will 17 cents per share, payable to shareholders of record on June 16, 1998. If the Board had not voted to split the shares, the new dividend would be $34 cents versus $31 cents.

In releasing the announcement, Jan P. Updegraff, President & CEO stated:

          "Our shares have performed well in the market place over the past two years and have moved to a level which we think justifies the split. This move will attract new investors who perceive the lower level to be more attractive.

          The increase in the cash dividend is more than justified by the momentum of our earnings."



                            Exhibit A
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CHEMUNG FINANCIAL CORPORATION
                          By ____________________________________
                             /s/Jan P. Updegraff
                             President and Chief Executive Officer

Date:  May 14, 1998